UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 4, 2012

VYSTAR CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	000-53754	20-2027731
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3235 Satellite Blvd., Building 400, Suite 290, Duluth GA	30096
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(770) 965-0383

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company’s Shareholders was held on June 4, 2012.   Matters submitted to the shareholders and voted upon at the meeting, which are more fully described in the Company’s proxy statement, are as follows: (1) election of five members to the board of directors; and (2) ratification of the appointment of Habif, Arogeti & Wynn, LLP, as independent registered public accounting firm for the year ending December 31, 2012. The proposals were approved by the shareholders.

The following is a summary of the votes cast for and against, as well as the number of abstention and broker non-votes, as to each proposal, including a separate tabulation with respect to each nominee for director.

VOTES
	For	Against	Abstentions	Broker Non-Votes
(1) Election of five members to the board of directors:
William R. Doyle	14,061,292	38,578	4,103	0
J. Douglas Craft	13,923,343	46,527	134,103	0
Joseph C. Allegra, M.D.	14,089,446	14,527	0	0
Mitsy Y. Mangum	14,053,865	46.005	4,103	0
W. Dean Waters	14,053,334	46,527	4,103	0

(2) Ratification of appointment of Habif, Arogeti & Wynn, LLP as independent registered public accounting firm	16,696,874	1,500	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYSTAR CORPORATION
June 8, 2012
	By:	/s/ William R. Doyle
William R. Doyle
Chairman, CEO and President